SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 18, 2004

Bestway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-8568	81-0332743
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation or
organization)

7800 Stemmons Freeway, Suite 320
Dallas, Texas 75247
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:
(214) 630-6655

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
Second Amendment to Amended/Restated Revolving Credit Loan Agreement
Extension Agreement
Press Release

Item 5. Other Events

     Pursuant to the Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement, by and among the Company, Comerica Bank, the Company’s senior secured lender, and certain subsidiaries of the Company, on August 13, 2004, the Company, among other things, extended the maturity date of such agreement from May 31, 2006 to May 31, 2007 and modified certain covenants relating to Interest Coverage Ratio and Profitability, as well as increased the aggregate amount for Capital Expenditures and Acquisitions. A copy of the Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement is attached hereto as Exhibit 99.1.

     On August 13, 2004, the Company amended its subordinated note payable to O’Donnell & Masur, L.P., dated October 26, 2001. In the amendment, the Company extended the maturity date from May 31, 2006 to May 31, 2007. A copy of the Extension Agreement is attached hereto as Exhibit 99.2.

     On August 17, 2004, the Company issued a press release announcing the foregoing amendments. A copy of the press release is attached hereto as Exhibit 99.3. Exhibits 99.1, 99.2 and 99.3 are each hereby incorporated herein by this reference.

Item 7. Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

99.1	Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement, dated August 13, 2004, among the Company, Comerica Bank and the other parties signatories thereto.

99.2	Extension Agreement, dated August 13, 2004, between the Company and O’Donnell & Masur, L.P.

99.3	Press Release

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BESTWAY, INC.
By:	/s/ Beth A. Durrett
Beth A. Durrett
Chief Financial Officer

Date: August 18, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1*	Second Amendment to Second Amended and Restated Revolving Credit Loan Agreement, dated August 13, 2004, among the Company, Comerica Bank and the other parties signatories thereto.

99.2*	Extension Agreement, dated August 13, 2004, between the Company and O’Donnell & Masur, L.P.

99.3*	Press Release.

*	Filed herewith